US MT BILLED PREMIUM SMS SERVICE ADDENDUM

Addendum Number: v3.01102005

To a Master Services Agreement dated 17th January 2006 between Mobile Messenger Americas pty ltd and New Motion Inc

1	Service type: US MT Billed Premium SMS and Trivia Application
2
Term for Service: Minimum period of 24 months from the Commencement Date (Initial Tenn), continuing for a twelve [12] month period with automatic renewals of twelve [12] months (Renewal Period). Either party may with ninety [90] days written notice terminate the contract at the end of the Initial Term or then current Renewal Period.

3	Service Specifications:
(a) Type: Unique Short code(s). 85960
(b)End-user Prices & Short code(s):
[Insert Unique Short Code and applicable tariff]

Short Code	Tariff
85960	$9.99

(c) Network Operators available: AT&T, Cingular, T-Mobile and Verizon, Sprint, and Nextel.
(d) Adult content: No. See Exhibit 1, Content Standards.
(e) Service Interface: Select below:

Interface Type
Java API
SMPP
Redhot XML
HTTP
MM Supplied Application	X

(f) Throughput: 2 messages/second (g)Latency: 30 seconds

4	Pricing:
(a) Account setup fee: $1,000
(b)Account support fee: $500

(c) Non premium MT messages: $0.035 per message
(d)Trivia Application No Charge ( The Txt Trivia Engine is provided at no additional charge)

5	Short code pricing:
5.1	Set Up Cost: $5000

5.2	Monthly Fee: $1000
6	Initial Payment:
Account setup fee(s), Carrier short code setup fee(s) and first month's Account support fee are due upon signature of this Addendum.

7	Premium SMS Out Payments
7.1	The amount paid to New Motion by Mobile Messenger will based on the following M-Qube pricing schedule. The following service charges will be deducted from the monthly out-payments due:

Trivia and Content	Management System Service Charges Percentage of Retail Revenue
Retail $$ Per Month
1 - 500,000	3%
501,000 - 1,000,000	2%
1,000,001 - 2,000,000	1.5%
2,000,001 - Above	1%

The following % will be calculated on each parcel at each bracket: EG: 750,000 messages sent = 3% of 500,000 + 2% of 250,000.

Retail Revenue is Retail Tariff: Eg: $0.99 charged to consumer = $0.99 Retail Revenue.

Base Rate:
US Carriers

AT&T Wireless Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
< $.10	6%
$.10 - .25	28%
$.30 - .95	40%
$.99 +	52%

Alltel Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$.10 - .49	36%
$.50 - .99	50%
$1.00-l.99	55%
$2.00 - 3.99	58%
$4.00+	61%

Cingular Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
< $.99	51%
$.99 +	63%

Cincinnati Bell Rate Table
Retail Price Point per Originated or Delivered	Percentage of Operator Billed Charges Payable
SMS Message in Premium Service	to Customer (on gross)

$.10 - .49	36%
$.50 - .95	46%
$.99 - 1.99	53%
$2.00 - 3.99	58%
$4.00 +	61%

Dobson Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$.10 +	58%

Nextel/Boost Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$.10 -.20	16%
$.25 - .50	36%
$55 - .99	44%
$1.00 - 1.99	50%
$2.00 - 2.99	53%
$3.00 +	56%

Sprint Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$0.01 -.24	11%
$.25 - .99	40%
$1.00 - $10.00	50%

T-Mobile Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$.10 +	51%

There will be a $.25 charge for all promotional content sent over T-Mobile's network (e.g. images, ringtones, etc.).

T-Mobile requires a minimum revenue share of $.50 per download. If this threshold is not met based on Customer pricing decision or subscription download packaging, Customer will be assessed a $.50 pass though fee by T-Mobile and m-Qube revenue share percentage will apply to retail price.

US Cellular Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
TBD	TBD

Verizon Rate Table
Retail Price Point per Originated or Delivered SMS Message in Premium Service	Percentage of Operator Billed Charges Payable to Customer (on gross)
$.10 - .49	36%
$.50 - .99	46%
$1.00 — 1.99	51%
$2.00 +	60%

7.2	T-Mobile Ringtone includes non ringtone binaries.
7.3
Volumes specified in each of the tables at Paragraph Error! Reference source not found. are references to numbers of messages sent on that specific Network Operator's US mobile network under this Service Addendum in any given month.

7.4	All MO messages sent to Short codes will be charged to End-users at their standard rate. There is no out payment for these messages.

7.5	Out payments to the Client shall be paid as follows:-

(a)
Mobile Messenger will notify Client monthly in writing of the out payments due to the Client, as calculated in accordance with Paragraph Error! Reference source not found., based on reports from Network Operators;

(b)	Client shall invoice Mobile Messenger for the amounts of the out payments which are thus notified by Mobile Messenger; and
(c)
Mobile Messenger will make payment to the Client of the relevant out payment amounts, subject to the Terms and Conditions, 14 days after receiving payment from the relevant Network Operators for the Premium Rate Messages in respect of which the out payments are payable.

8	Additional Terms and Conditions

8.1
"Permitted Premium Rate Services" includes the provision of those Premium Rate Messages described on an Mobile Messenger Client Care Form submitted by Client and approved by Mobile Messenger, such approval not to be unreasonably withheld.

8.2	Client agrees to abide by all applicable terms and conditions of Network Operators as notified in writing by Mobile Messenger from time to time.

8.3
End-users of Verizon are be charged $0.02 per received MT message (whether premium or non-premium), and Client will notify End-users of this in accordance with Paragraph 3.5(c) of Schedule 2, Premium SMS Terms and Conditions, of the Master Service Agreement.

8.4	Monthly recurring Account Service charge is invoiced on the first of each month beginning the first month from the date of first carrier activation.

8.5
Mobile Messenger may add service through additional carriers in its sole discretion from time to time. Client will be notified of message rates for such additional carriers by rate card. However, in its sole discretion, Mobile Messenger may require Client to pay the actual set-up fees attributable to Client's services which Mobile Messenger is charged by such additional carrier(s).

8.6
Each service order form entered in connection with this Addendum is part of this Addendum and is incorporated herein by reference. In the event of a conflict between this Addendum and a service order form, the terms of this Addendum shall control.

9	Test code 28444 ($0.30 tariff) Terms and Conditions
9.1	Upon Client request, Mobile Messenger will provide Client with a shared test code with an associated Keyword.
9.2	Mobile Messenger will provide Client with one Keyword. Keyword will be chosen by Mobile Messenger.
9.3	The test code will be available to Client until live short code is setup on at least one carrier.
9.4	The tariff on test code 28444 is $0.30. No out payments are made by Mobile Messenger to Client for traffic generated on test short code.

9.5	Non-premium MT messages will be charged in accordance with Paragraph 4.

Printed Name and Title	Printed Name and Title

Exhibit 1 Content Standards

Operators reserve the right to prohibit any content they deem to be offensive or in violation of their standards. Adult text content of any sort is not allowed by US Operators. This includes use of sexually explicit or implicit terms about activities, profanities, slang for body parts, states of arousal, or sexual desires and intent.

Images prohibition includes anything sexual in nature. "Swimsuit" type images may be approved, any nudity, sexual posing or implications will be rejected.

Operator Specific Prohibition Requirements:

Verizon Wireless -:
Alcoholic beverage-related (i.e., beer, wine, liquor, etc.)
Tobacco-related (cigarettes, cigars, pipes, chewing tobacco, etc.)
Guns/weapons-related (firearms, bullets, etc.)
Illegal drugs-related (marijuana, cocaine, etc.)
Pornographic-related (i.e., adult themes, sexual content, etc.)
Crime-related (i.e., organized crime, notorious characters, etc.)

Violence-related (i.e. certain games, etc.)
Death-related (i.e., funeral homes, mortuaries, etc.)
Gambling-related (i.e., casinos, lotteries, etc.)
Hate-related (i.e., racist organizations, etc.)
Involves unauthorized or unapproved use of Verizon Wireless' intellectual property Involves a copy or parody of current or past Verizon Wireless products or services
Competitor-related (i.e., providers of telecommunications services other than Verizon Wireless or its Affiliates, providers of comparison shopping for telecommunications services, etc.) related (i.e., racist organizations, etc.)
Involves a copy or parody of current or past Verizon Wireless products or services
Involves an implied affiliation, association or endorsement by, or favored status with, Verizon Wireless.

AT&T - Harassing, defamatory, libellous, abusive, threatening, obscene, coercive or objectionable are not allowed.

Cingular - Customer is responsible to ensure messages do not constitute Unsuitable Content. Cingular or its affiliated agent may review all Customer Content prior to its delivery to its delivery to Subscribers. Cingular may reject any Customer Content in its sole discretion.

T-Mobile -
1.  Company and Third Party Providers will not send any Messages via the T-Mobile Network that include characters other than those included in the then-current T-Mobile SMPP character set.
2.  Company and Third Party Providers are responsible for all Content and materials included in the Services and any and all Messages distributed in connection therewith, and Company and Third Party. Providers will ensure that all such Content and materials do not and will not contain any material that:
(a)  is unlawful, obscene, or defamatory or violates any Intellectual Property Rights or any other rights of any third party;
(b)  facilitates any illegal activity;
(c)  contains any sexually explicit content or images;
(d)  is false, misleading, or likely to mislead or deceive (including, without limitation, information relating to the source or the author of the message); or
(e)  promotes violence, discrimination, or illegal activities.